UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2016

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices) (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Credit Agreement
On February 24, 2016, Select Comfort Corporation (the “Company”) entered into a First Amendment Agreement (the “Amendment”), with respect to that certain Credit and Security Agreement dated as of September 9, 2015, among the Company, KeyBank National Association, as Administrative Agent, Swing Line Lender and Issuing Lender, and certain other financial institutions party thereto (the “Credit Agreement”).
The Amendment (a) adds an additional party as lender to the Credit Agreement, (b) increases the maximum amount that can be borrowed under the Credit Agreement from $100,000,000 to $150,000,000, and (c) extends the maturity date of the Credit Agreement from September 9, 2020 to February 23, 2021. In addition, certain initial fees were payable in connection with the consummation of the Amendment.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this Item 2.03 is set forth under the heading “Amendment to Credit Agreement” in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
First Amendment Agreement to Credit and Security Agreement dated as of September 9, 2015 by and among Select Comfort Corporation, KeyBank National Association, as Administrative Agent, Swing Line Lender and Issuing Lender, and the other financial institutions from time to time party thereto (filed herewith)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION

Dated: February 25, 2016	By: /s/ Mark A. Kimball
Name: Mark A. Kimball Title: Senior Vice President

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing
10.1
First Amendment Agreement to Credit and Security Agreement dated as of September 9, 2015 by and among Select Comfort Corporation, KeyBank National Association, as Administrative Agent, Swing Line Lender and Issuing Lender, and the other financial institutions from time to time party thereto
Filed herewith

4